UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Schedule 14C Information

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Information Statement

Cheetah Net Supply Chain Service Inc.

(Name of Registrant As Specified In Its Charter)

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☐	Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11

Cheetah Net Supply Chain Service Inc.

 8707 Research Drive,

Irvine, California, 92618
(949) 740-7799

NOTICE OF ACTION BY WRITTEN CONSENT OF MAJORITY STOCKHOLDERS

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE NOT REQUESTED TO SEND US A PROXY.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

Dear Stockholders of Cheetah Net Supply Chain Service Inc.:

This Notice and accompanying Information Statement are being furnished to the holders of common stock, par value $0.0001 per share (the “Common Stock”), of Cheetah Net Supply Chain Service Inc., a Delaware corporation (the “Company”), pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulation 14C and Schedule 14C thereunder, in connection with the approval of the action described below (the “Corporate Action”) by the unanimous written consent of the Board of Directors of the Company (the “Board”) and by written consent of the holders of a majority of the voting power of the issued and outstanding capital stock of the Company in lieu of a special meeting of stockholders:

The adoption and approval of one or more potential amendments to the Certificate of Incorporation of the Company to effect one or more reverse stock splits of the Company’s issued and outstanding shares of Common Stock, to be effected at such time or times within 12 months following the stockholders’ approval at such ratio or ratios as shall be determined by the Board in its sole discretion, provided that the aggregate ratio of all such reverse stock splits shall not exceed 1-for-500.

On February 3, 2026, the Board unanimously adopted resolutions approving the Corporate Action.

The purpose of this Information Statement is to notify our stockholders that on February 3, 2026, FAIRVIEW EASTERN INTERNATIONAL HOLDINGS LIMITED and Huan Liu, collectively holding shares of Class B common stock, par value $0.0001 per share, representing approximated 79.16% of the voting power of the issued and outstanding capital stock of the Company (collectively, the “Majority Stockholders”), executed a written consent in lieu of a special meeting of stockholders (the “Majority Stockholder Written Consent”), approving the Corporate Action. The Majority Stockholder Written Consent constitutes the stockholder approval required for the Corporate Action under the Delaware General Corporation Law (the “DGCL”) and the Company’s Bylaws. As a result, no further action by any other stockholder is required to approve the Corporate Action, and we have not and will not be soliciting your approval of the Corporate Action. Nevertheless, the holders of our Common Stock of record at the close of business on February 3, 2026 (the “Record Date”), are entitled to notice of the Majority Stockholder Written Consent. Mr. Huan Liu, one of the Majority Stockholders and the 100% beneficial owner of FAIRVIEW EASTERN INTERNATIONAL HOLDINGS LIMITED, also serves as the Company’s Chief Executive Officer, Director, and Chairman of the Board of Directors.

In accordance with Rule 14c-2 promulgated under the Exchange Act, the Corporate Action will become effective no sooner than 20 calendar days after we mail the Definitive Information Statement to our stockholders.

This notice and the accompanying Information Statement are being mailed to the holders of our securities as of the Record Date on or about February 13, 2026. This Notice and the accompanying Information Statement shall constitute notice to you of the action by Majority Stockholder Written Consent in accordance with Rule 14c-2 promulgated under the Exchange Act.

NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT. WE ARE NOT ASKING FOR A PROXY AND YOU ARE NOT REQUESTED TO SEND US A PROXY.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

By Order of the Board of Directors,

Dated: February 13, 2026	/s/ Huan Liu
Huan Liu, Chairman of the Board of Directors

Cheetah Net Supply Chain Service Inc.

Table of Contents

GENERAL INFORMATION	1

PURPOSE OF THE REVERSE STOCK SPLITS	1

BOARD DISCRETION TO IMPLEMENT THE REVERSE STOCK SPLITS	2

RISKS ASSOCIATED WITH THE REVERSE STOCK SPLITS	3

EFFECTIVE DATE	3

FRACTIONAL SHARES	3

EFFECTS OF THE REVERSE STOCK SPLITS	3

STATED CAPITAL	4

SHARES HELD IN BOOK-ENTRY AND THROUGH A BROKER, BANK, OR OTHER NOMINEE	4

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLITS	5

NO APPRAISAL RIGHTS	6

INTERESTS OF CERTAIN PERSONS IN THE MATTER	6

ANTI-TAKEOVER EFFECTS OF THE REVERSE STOCK SPLITS	6

ACCOUNTING TREATMENT OF THE REVERSE STOCK SPLITS	6

DESCRIPTION OF COMMON STOCK	6

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	7

DELIVERY OF INFORMATION TO A SHARED ADDRESS	7

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	8

WHERE YOU CAN FIND MORE INFORMATION	8

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Cheetah Net Supply Chain Service Inc.
8707 Research Drive,

Irvine, California, 92618
(949) 740-7799

INFORMATION STATEMENT
February 13, 2026

GENERAL INFORMATION

This Information Statement has been filed with the U.S. Securities and Exchange Commission (“SEC”) and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders of the common stock, par value $0.0001 per share (the “Common Stock”), of Cheetah Net Supply Chain Service Inc., a Delaware corporation (the “Company”) as of the close of business on February 3, 2026 (the “Record Date”), to notify such stockholders that on February 3, 2026, the Company received a written consent in lieu of a special meeting of stockholders (the “Majority Stockholder Written Consent”) from FAIRVIEW EASTERN INTERNATIONAL HOLDINGS LIMITED and Huan Liu, collectively holding shares of Class B common stock, par value $0.0001 per share (“Class B Common Stock”), representing approximated 79.16% of the voting power of the issued and outstanding capital stock of the Company (the “Majority Stockholders”), approving the following corporate action (the “Corporate Action”):

The adoption and approval of one or more potential amendments to the Certificate of Incorporation of the Company to effect one or more reverse stock splits of the Company’s issued and outstanding shares of Common Stock, to be effected at such time or times within 12 months following the stockholders’ approval at such ratio or ratios as shall be determined by the board of directors of the Company (the “Board”) in its sole discretion, provided that the aggregate ratio of all such reverse stock splits shall not exceed 1-for-500 (the “Reverse Stock Splits”).

The Majority Stockholder Written Consent also approved that in accordance with Section 242(c) of the Delaware General Corporation Law (the “DGCL”), prior to the effectiveness of the filing of the Certificate of Amendment, notwithstanding the authorization by the stockholders, the Board may abandon any of the proposed amendment without further action of the stockholders. A form of the Certificate of Amendment is attached to this Information Statement as Annex A. Mr. Huan Liu, one of the Majority Stockholders and the 100% beneficial owner of FAIRVIEW EASTERN INTERNATIONAL HOLDINGS LIMITED, also serves as the Company’s Chief Executive Officer, Director, and Chairman of the Board of Directors.

On February 3, 2026, the Company’s Board approved the Corporate Action, subject to stockholder approval. The Majority Stockholder Written Consent that we received constitutes the only stockholder approval required for the Corporate Action under the DGCL, the Company’s Certificate of Incorporation, and the Company’s Bylaws. As a result, no further action by any other stockholder is required to approve the Corporate Action and we have not and will not be soliciting your approval of the Corporate Action. Nevertheless, the holders of our Common Stock of record at the close of business on the Record Date are entitled to notice of the stockholder action by written consent.

In accordance with Rule 14c-2 promulgated under the Exchange Act, the Corporate Action will become effective no sooner than 20 calendar days after we mail the Definitive Information Statement to our stockholders.

Because the Reverse Stock Splits will decrease the number of outstanding shares of our Common Stock at a ratio not exceeding 1-for-500, but will not decrease the number of shares of Common Stock that the Company will be authorized to issue, the Certificate of Amendment would result in a relative increase in the number of authorized and unissued shares of our Common Stock.

PURPOSE OF THE REVERSE STOCK SPLITS

The Board submits the proposed Reverse Stock Splits to our stockholders for approval with the primary intent of increasing the per share price of our Class A common stock, par value $0.0001 per share (“Class A Common Stock”), for the following reasons:

●	to ensure compliance with the $1.00 per share of Class A Common Stock minimum bid price requirement for continued listing on the Nasdaq Capital Market;

●	to encourage increased investor interest in our Class A Common Stock and promote greater liquidity for our stockholders; and

●	to help attract, retain, and motivate employees.

Nasdaq Requirements for Continued Listing

Our shares of Class A Common Stock are quoted on the Nasdaq Capital Market under the symbol “CTNT.” For our Class A Common Stock to continue trading on the Nasdaq Capital Market, the Company must comply with various listing standards, including that the Company maintain a minimum closing bid price of $1.00 per share pursuant to Nasdaq Listing Rule 5550(a)(2).

Potential Increased Investor Interest

In addition, in approving the proposed Corporate Action, the Board considered that the Reverse Stock Splits and the resulting increase in the per share price of our Class A Common Stock could encourage increased investor interest in our Class A Common Stock and promote greater liquidity for our stockholders.

Many brokerage houses and institutional investors have internal policies and practices that prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. A greater price per share of our Class A Common Stock could allow a broader range of institutions to invest in our Class A Common Stock. Additionally, investors may be dissuaded from purchasing lower priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower priced stocks. For all of these reasons, we believe the Reverse Stock Splits could potentially increase marketability, trading volume, and liquidity of our Class A Common Stock.

Employee Retention

The Board believes that some potential employees are less likely to work for the Company if we have a low stock price or are no longer listed on the Nasdaq Capital Market, regardless of the size of our overall market capitalization. Accordingly, the Board believes that a higher stock price, which may be achieved through a reverse stock split, could help attract, retain, and motivate employees.

BOARD DISCRETION TO IMPLEMENT THE REVERSE STOCK SPLITS

The Board believes that a range of ratios (as opposed to a single reverse stock split ratio) is in the best interests of our Company and stockholders because it is not possible to predict market conditions at the time the Reverse Stock Splits would be effected. We believe that a range of Reverse Stock Split ratios provides us with the most flexibility to achieve the desired results of the Reverse Stock Splits. The Reverse Stock Split ratio to be determined by the Board will be a number not exceeding 1-for-500 in the aggregate (the “Split Ratio”). In addition, the Board has the flexibility to do one or more additional Reverse Stock Splits should it determine that doing so is necessary to achieve at least a $1.00 per share price of our Common Stock in compliance with Nasdaq requirements.

In determining the exact Split Ratio and whether and when to effect the Reverse Stock Splits, the Board will consider a number of factors, including, without limitation:

•	the historical and then-prevailing trading price and trading volume of the Class A Common Stock;

•	the expected impact of the Reverse Stock Splits on the trading price of the Class A Common Stock and the trading market of the Class A Common Stock, in each case, in the short and long term;

•	the Company’s ability to continue its listing on the Nasdaq Capital Market;

•	the per share price of the Class A Common Stock immediately prior to the Reverse Stock Splits;

•	the expected stability of the per share price of the Class A Common Stock following the Reverse Stock Splits;

•	the likelihood that the Reverse Stock Splits will result in increased marketability and liquidity of the Class A Common Stock;

•	our market capitalization before, and anticipated market capitalization after, the Reverse Stock Splits; and

•	the prevailing general market and economic conditions.

We believe that granting our Board the authority to pick the ratio for the Reverse Stock Splits, as well as determining whether any additional Reverse Stock Split is necessary, is essential because it allows us to take these factors into consideration and to react to changing market conditions. If our Board chooses to implement the Reverse Stock Splits, we will make a public announcement regarding the determination of the Reverse Stock Split ratio.

RISKS ASSOCIATED WITH THE REVERSE STOCK SPLITS

We expect the Reverse Stock Splits to increase the market price of our Class A Common Stock. However, the effect of the Reverse Stock Splits on the market price of our Class A Common Stock cannot be predicted with any certainty, and the history of reverse stock splits for other companies is varied, particularly since some investors may view a reverse stock split negatively. It is possible that the per-share price of our Class A Common Stock after the Reverse Stock Splits will not increase in the same proportion as the reduction in the number of our outstanding shares of the Common Stock following the Reverse Stock Splits. Even if we implement the Reverse Stock Splits, the market price of our Class A Common Stock may decrease due to factors unrelated to the Reverse Stock Splits, including our future performance and general market conditions in our industry.

Further, following the Reverse Stock Splits, because we are not reducing the number of authorized shares of the Common Stock in connection with the Reverse Stock Splits, we will have additional shares available to issue upon conversion or exercise of securities of the Company that are convertible into or exercisable for the Common Stock. In addition, we may require significant proceeds from sales of our debt or equity securities to fund our operations in the near term, which will cause further dilution to stockholders. The issuance of a substantial amount of shares of the Common Stock or securities convertible into or exercisable for our Common Stock in the future could put downward pressure on the price of the Common Stock.

The Board believes that the Reverse Stock Splits may result in an increase in the market price of our Class A Common Stock, which could lead to increased interest in our Class A Common Stock and possibly promote greater liquidity for our stockholders. However, the Reverse Stock Splits will also reduce the total number of outstanding shares of the Common Stock in general, which may lead to reduced trading and a smaller number of market makers for our Class A Common Stock, particularly if the price per share of the Class A Common Stock does not increase as a result of the Reverse Stock Splits.

If the Reverse Stock Splits are implemented, it will increase the number of stockholders who own “odd lots” of fewer than 100 shares of the Class A Common Stock. A purchase or sale of fewer than 100 shares of the Class A Common Stock (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, those stockholders who own fewer than 100 shares of the Class A Common Stock following the Reverse Stock Splits may be required to pay higher transaction costs if they sell their shares.

The Reverse Stock Splits may be viewed negatively by the market and, consequently, could lead to a decrease in our overall market capitalization. If the per share market price of our Class A Common Stock does not increase in proportion to the Reverse Stock Split ratio, or following such increase does not maintain or exceed such price, then the value of our Company, as measured by our market capitalization, will be reduced. Additionally, any reduction in our market capitalization may be magnified as a result of the smaller number of total shares of the Common Stock outstanding following the Reverse Stock Splits.

If our Class A Common Stock fails to meet the minimum bid price requirement for continued listing on Nasdaq and we have effected a reverse stock split within the prior one-year period, or one or more reverse stock splits within the prior two-year period with a cumulative ratio of 250 shares or more into one, we would not be eligible for any compliance period specified in Nasdaq Listing Rule 5810(c)(3)(A). In such circumstances, the Nasdaq Listing Qualifications Department would issue a Staff Delisting Determination with respect to our Class A Common Stock. As a result, our Class A Common Stock could be delisted from Nasdaq, which would materially and adversely affect the liquidity and market price of our Class A Common Stock and our ability to raise capital in the future.

EFFECTIVE DATE

If the Reverse Stock Splits are implemented by the Board, we will file the Certificate of Amendment with the Secretary of State of the State of Delaware, which will indicate the date and time that the Reverse Stock Splits will become effective (the “Effective Date”). The exact timing of the Effective Date and the filing of the Certificate of Amendment will be determined by the Board based upon its evaluation of when such action will be most advantageous to the Company and our stockholders. The Board reserves the right, notwithstanding stockholder approval and without further action by our stockholders, to elect not to proceed with the Reverse Stock Splits if, at any time prior to filing the Certificate of Amendment to effect the Reverse Stock Splits, the Board, in its sole discretion, determines that the Reverse Stock Splits are no longer in the best interests of the Company and our stockholders.

FRACTIONAL SHARES

No fractional shares of Common Stock will be issued as a result of the Reverse Stock Splits. Instead, stockholders who would otherwise be entitled to receive a fractional share upon the Reverse Stock Splits will receive one whole share in lieu of fractional shares. For those beneficial holders who hold shares through a brokerage firm, the Company intends to round up fractional shares at the participant level. No cash payments will be made in respect of any fractional shares.

EFFECTS OF THE REVERSE STOCK SPLITS

After the Effective Date of the Reverse Stock Splits, each stockholder will own a reduced number of shares of the Common Stock. However, the Reverse Stock Splits will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interest in the Company (except to the extent of the rounding up of fractional shares, in which case the Company does not expect any such increase to be material). Voting rights and other rights and preferences of the holders of the Common Stock will not be affected by the Reverse Stock Splits. The number of stockholders of record will not be affected by the Reverse Stock Splits.

The principal effects of the Reverse Stock Splits will be that:

•	the number of issued shares of the Common Stock will be reduced proportionately based on the final Reverse Stock Split ratio, as determined by the Board in its sole discretion;

•	based upon the Reverse Stock Split ratio selected by the Board, proportionate adjustments will be made to the per-share exercise price, grant price, purchase price, and/or the number of shares subject to all then outstanding stock options, restricted stock units, and other awards issued under the Company’s Amended and Restated 2024 Stock Incentive Plan, if any, which will result in a proportional decrease in the number of shares of the Common Stock reserved for issuance upon exercise of such plan’s awards;

•	the number of shares of the Common Stock then reserved for issuance under the Company’s Amended and Restated 2024 Stock Incentive Plan will be reduced proportionately based upon the Reverse Stock Split ratio selected by the Board; and

•	all share and per share amounts in our financial statements and the notes thereto will be retroactively adjusted for all periods to give effect to the Reverse Stock Splits.

Although the number of outstanding shares of the Common Stock would decrease following the Reverse Stock Splits, the Board does not intend for the Reverse Stock Splits to be the first step in a “going private transaction” within the meaning of Rule 13a-3 of the Exchange Act.

The following table contains approximate information, based on share information as of the Record Date, relating to the outstanding Common Stock assuming that the Reverse Stock Splits are implemented at the maximum ratio after giving effect to any adjustments for fractional shares of the Common Stock, as of February 3, 2026. The table is for illustration only. In determining the exact Split Ratio and whether and when to effect the Reverse Stock Splits, the Board will consider the Company’s ability to continue its listing on the Nasdaq Capital Market, including having sufficient publicly held shares to meet the applicable Nasdaq continued listing standards.

	Before Reverse Stock Split	Reverse Stock Split Ratio of one-for-500
Number of Shares of Class A Common Stock Authorized	2,000,000,000	2,000,000,000
Number of Shares of Class B Common Stock Authorized	200,000,000	200,000,000
Number of Shares of Class A Common Stock Issued and Outstanding	2,727,712	5,456
Number of Shares of Class B Common Stock Issued and Outstanding	690,875	1,382
Number of Shares of Class A Common Stock Authorized but Unissued	1,997,272,288	1,999,994,544
Number of Shares of Class B Common Stock Authorized but Unissued	199,309,125	199,998,618

After the Effective Date of the Reverse Stock Splits, the Class A Common Stock would have new uniform securities identification procedures (CUSIP) numbers, which is used to identify our Class A Common Stock. The Class A Common Stock would continue to be reported on the Nasdaq Capital Market under the symbol “CTNT.”

The Class A Common Stock is currently registered under Section 12(b) of the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Stock Splits will not affect the registration of the Class A Common Stock under the Exchange Act.

STATED CAPITAL

Pursuant to the Reverse Stock Splits, the Common Stock will remain having the par value of $0.0001 per share. Our stockholders’ equity, in the aggregate, will remain unchanged. The net income or loss per share and the net book value per share of the Common Stock will be increased because there will be fewer shares of the Common Stock outstanding. Retroactive restatement will be given to all share numbers in the financial statements and accordingly all amounts including per share amounts will be shown on a post-split basis. We do not anticipate that any other accounting consequences would arise as a result of the Reverse Stock Splits.

SHARES HELD IN BOOK-ENTRY AND THROUGH A BROKER, BANK, OR OTHER NOMINEE

The combination of, and reduction in, the number of the outstanding shares of the Common Stock as a result of the Reverse Stock Splits will occur automatically at the Effective Date without any additional action on the part of our stockholders.

Upon the Reverse Stock Splits, we intend to treat stockholders holding shares of the Common Stock in “street name” (that is, through a broker, bank, or other nominee) in the same manner as registered stockholders whose shares of our Common Stock are registered in their names. Brokers, banks, or other nominees will be instructed to effect the Reverse Stock Splits for their beneficial holders holding shares of the Common Stock in “street name”; however, these brokers, banks, or other nominees may apply their own specific procedures for processing the Reverse Stock Splits.

If you hold your shares of the Common Stock with a broker, bank, or other nominee, and you have any questions in this regard, we encourage you to contact your broker, bank, or nominee.

If you hold registered shares of the Common Stock in a book-entry form, you do not need to take any action to receive your post-Reverse Stock Split shares of the Common Stock in registered book-entry form. If you are entitled to post-Reverse Stock Split shares of the Common Stock, a transaction statement will automatically be sent to your address of record as soon as practicable after the Effective Date indicating the number of shares of the Common Stock you hold.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLITS

The following is a brief summary of certain material United States federal income tax consequences of the Reverse Stock Splits to a stockholder that is a “U.S. Holder,” as defined below. This brief summary does not purport to be a complete discussion of all of the possible federal income tax consequences of the Reverse Stock Splits and is included for general information only. Further, it does not address any state, local, or non-U.S. income or other tax consequences, including gift or estate taxes and the Medicare contribution tax on net investment income. Also, it does not address the tax consequences to stockholders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, non-U.S. entities, nonresident alien individuals, broker-dealers, tax-exempt entities, stockholders that received the Common Stock as compensation for services or pursuant to the exercise of an employee stock option, or stockholders who have held, or will hold, stock as part of a straddle, hedging, or conversion transaction for federal income tax purposes. If a partnership holds the Common Stock, the tax treatment of a partner will generally depend on the status of the partner and upon the activities of the partnership. If you are a partner in a partnership holding the Common Stock, you are encouraged to consult your tax advisor. This summary also assumes that you are a U.S. Holder who has held, and will hold, shares of the Common Stock as a “capital asset,” as defined in the Internal Revenue Code of 1986, as amended (the “Code”), i.e., generally, property held for investment. Finally, the following discussion does not address the tax consequences of transactions occurring prior to or after the Reverse Stock Splits (whether or not such transactions are in connection with the Reverse Stock Splits), including, without limitation, the exercise of options or rights to purchase the Common Stock in anticipation of the Reverse Stock Splits.

The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. You should consult with your own tax advisor with respect to the tax consequences of the Reverse Stock Splits. As used herein, the term U.S. Holder means a stockholder that is, for federal income tax purposes: an individual who is a citizen or resident of the United States; a corporation or other entity taxed as a corporation created or organized in or under the laws of the United States or any state, including the District of Columbia; an estate the income of which is subject to federal income tax regardless of its source; or a trust that (i) is subject to the primary supervision of a U.S. court and the control of one of more U.S. persons or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

The following discussion is based on the Code, applicable U.S. Treasury regulations, judicial authority, and administrative rulings and practice, all as of the date hereof. The Internal Revenue Service (“IRS”) could adopt a contrary position. In addition, future legislative, judicial, or administrative changes or interpretations could adversely affect the accuracy of the statements and conclusions set forth herein. Any such changes or interpretations could be applied retroactively and could affect the tax consequences described herein. No ruling from the IRS or opinion of counsel has been obtained or will be obtained in connection with the Reverse Stock Splits.

Each Reverse Stock Split is intended to constitute a “recapitalization” for U.S. federal income tax purposes under Section 368(a) of the Code. Accordingly, except for adjustments that may result from the treatment of fractional shares of the Common Stock as described below, no gain or loss should be recognized by a U.S. Holder as a result of the Reverse Stock Splits. The aggregate tax basis of the post-Reverse Stock Split shares received in the Reverse Stock Splits (including any whole share received in exchange for a fractional share) will be the same as the stockholder’s aggregate tax basis in the pre-Reverse Stock Split shares exchanged therefor. A U.S. Holder’s holding period for the post-Reverse Stock Split shares will include the period during which such stockholder held the pre-Reverse Stock Split shares surrendered in the Reverse Stock Splits. For purposes of the above discussion, holders who acquired different blocks of the Common Stock at different times for different prices must calculate their basis and holding periods separately for each identifiable block of such stock exchanged in the Reverse Stock Splits.

As noted above, fractional shares of the Common Stock will not be issued in connection with the Reverse Stock Splits. Stockholders who would otherwise be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the final ratio will automatically be entitled to receive an additional share of the Common Stock to round up to the next whole post-Reverse Stock Split share of Common Stock. The U.S. federal income tax consequences of the receipt of such an additional fraction of a share of the Common Stock is not clear. A U.S. Holder who receives a whole share of the Common Stock in lieu of a fractional share will recognize income or gain in an amount not to exceed the excess of the fair market value of such share over the fair market value of the fractional share to which such stockholder was otherwise entitled. U.S. holders should consult their tax advisors regarding the U.S. federal income tax and other tax consequences of fractional shares being rounded to the next whole share.

U.S. Holders will be required to provide their social security or other taxpayer identification numbers (or, in some instances, additional information) to the exchange agent in connection with the Reverse Stock Splits to avoid backup withholding requirements that might otherwise apply. This information is generally provided on IRS Form W-9 or a substitute form. Failure to provide such information may result in backup withholding at a rate of 24%.

Sale, Exchange, or Other Taxable Disposition by U.S. Holders

A U.S. holder will recognize taxable gain or loss on the sale, exchange, or other taxable disposition of Common Stock in an amount equal to the difference between the amount realized on such taxable disposition and the U.S. holder’s adjusted tax basis in the Common Stock, in each case as determined in U.S. dollars. Gain or loss realized on the sale, exchange or other taxable disposition of Common Stock will be capital gain or loss and will generally be long-term capital gain or loss if the Common Stock have been held for more than one year.

THE PRECEDING DISCUSSION IS INTENDED ONLY AS A BRIEF SUMMARY OF CERTAIN FEDERAL U.S. INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLITS AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX EFFECTS RELEVANT THERETO. YOU SHOULD CONSULT YOUR OWN TAX ADVISORS AS TO THE PARTICULAR FEDERAL, STATE, LOCAL, NON-U.S., AND OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLITS IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES.

NO APPRAISAL RIGHTS

Under the DGCL and the Company’s Certificate of Incorporation and Company’s Bylaws, the Company’s stockholders will not be entitled to appraisal rights with respect to the Reverse Stock Splits, and we do not intend to independently provide stockholders with any such right.

INTERESTS OF CERTAIN PERSONS IN THE MATTER

Certain of our officers and directors have an interest in this matter as a result of their ownership of shares of our Common Stock, as set forth below in the section entitled “Common Stock Ownership of Certain Beneficial Owners and Management.” Mr. Huan Liu, our Chief Executive Officer and the 100% beneficial owner of FAIRVIEW EASTERN INTERNATIONAL HOLDINGS LIMITED, is one of the Majority Stockholders who executed the consent. However, we do not believe that our officers or directors have interests in this matter that are different from or greater than those of any of our other stockholders.

ANTI-TAKEOVER EFFECTS OF THE REVERSE STOCK SPLITS

Release No. 34-15230 of the staff of the SEC requires disclosure and discussion of the effects of any action, including the Reverse Stock Splits described herein, that may be used as an anti-takeover mechanism. An additional effect of the Reverse Stock Splits would be to increase the relative amount of authorized but unissued shares of Common Stock, which may, under certain circumstances, be construed as having an anti-takeover effect. Although not designed or intended for such purposes, the effect of the increased available shares might be to make it more difficult or to discourage an attempt to take over or otherwise acquire control of the Company (for example, by permitting issuances that would dilute the stock ownership of a person or entity seeking to effect a change in the composition of the board of directors or contemplating a tender offer or other change in control transaction).

Our Board is not presently aware of any attempt, or contemplated attempt, to acquire control of the Company, and the Reverse Stock Splits are not part of any plan by our Board to recommend or implement a series of anti-takeover measures.

ACCOUNTING TREATMENT OF THE REVERSE STOCK SPLITS

If the Reverse Stock Splits are effected, the par value per share of our Common Stock will remain unchanged at $0.0001. Accordingly, at the Effective Time, the stated capital on the Company’s consolidated balance sheets attributable to our Common Stock will be reduced in proportion to the size of the Split Ratio, and the additional paid-in-capital account will be increased by the amount by which the stated capital is reduced. Our stockholders’ equity, in the aggregate, will remain unchanged. Per share net income or loss will be increased because there will be fewer shares of Common Stock outstanding. The Company does not anticipate that any other accounting consequences, including changes to the amount of stock-based compensation expense to be recognized in any period, will arise as a result of the Reverse Stock Splits.

DESCRIPTION OF COMMON STOCK

Number of Shares. The Company’s Certificate of Incorporation currently authorizes the issuance of 2,000,000,000 shares of Class A Common Stock, par value $0.0001 per share, of which 2,727,712 shares were issued and outstanding on the Record Date, and 200,000,000 shares of Class B Common Stock, par value $0.0001 per share, of which 690,875 shares were issued and outstanding on the Record Date. All of the outstanding shares of Common Stock are fully paid and non-assessable.

Voting Rights. Holders of shares of Class A Common Stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. Holders of shares of Class B Common Stock are entitled to 15 votes for each share held of record on all matters to be voted on by stockholders. The Bylaws of the Company provides that except as otherwise required by the DGCL or the Certificate of Incorporation, in all matters other than the election of directors, the affirmative vote of a majority of the votes cast at a meeting in which a quorum is present shall be the act of the stockholders. The Company has no other capital stock issued or outstanding. As such, the approval of a majority of the votes represented by outstanding shares of Common Stock was necessary to authorize the Corporate Action described herein.

Conversion: The shares of Class B Common Stock are convertible into shares of Class A Common Stock at any time after issuance at the option of the holder on a one-to-one basis. The shares of Class A Common Stock are not convertible into shares of any other class.

Dividends. The holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Board out of funds legally available. We have not paid any dividends since our inception, and we presently anticipate that all earnings, if any, will be retained for development of our business. Any future declaration of dividends will be at the discretion of the Board and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information as of the Record Date, concerning beneficial ownership of shares of our Class A Common Stock and Class B Common Stock known to us to be held by (1) our named executive officers, (2) our directors, (3) our named executive officers and directors as a group, and (4) each person or entity we know to beneficially own more than five percent of shares of our Class A Common Stock or Class B Common Stock. The percentages of shares owned shown in the table below are based on 2,727,712 shares of Class A Common Stock and 690,875 shares of Class B Common Stock outstanding as of February 3, 2026.

	Class A Common Stock		Class B Common Stock		Voting Power
	Number	%	Number	%	%
Directors and Executive Officers(1):
Huan Liu(2)	—	—	690,875	100%	79.16%
Cindy Tang	—	—	—	—	—
Xianggeng Huang	145,312	5.33%	—	—	—
Huibo Deng	—	—	—	—	—
Xiangan Ruan	—	—	—	—	—
Huiping (Catherine) Chen	—	—	—	—	—
All directors and executive officers as a group (six individuals):	—	—	690,875	100%	79.16%

5% Stockholders:
FAIRVIEW EASTERN INTERNATIONAL HOLDINGS LIMITED(2)	—	—	515,625	74.63%	59.08%

Notes:

(1)	Unless otherwise indicated, the business address of each of the individuals is 8707 Research Drive, Irvine, California 92618.
(2)	The number of shares of Class B Common Stock beneficially owned represents 175,250 shares of Class B Common Stock held by Huan Liu and 515,625 shares of Class B Common Stock held by FAIRVIEW EASTERN INTERNATIONAL HOLDINGS LIMITED, a British Virgin Islands company, which is 100% owned by Huan Liu. The registered address of FAIRVIEW EASTERN INTERNATIONAL HOLDINGS LIMITED is Vistra Corporate Services Center, Wickhams Cay II, Road Town, Tortola, VG1110, the British Virgin Islands.

DELIVERY OF INFORMATION TO A SHARED ADDRESS

If you and one or more stockholders share the same address, it is possible that only one Information Statement was delivered to your address. Any registered stockholder who wishes to receive a separate copy of the Information Statement at the same address now or in the future may mail a request to receive separate copies to the Company at 8707 Research Drive, Irvine, California, 92618, Attn: Huan Liu, or call the Company at (949) 740-7799 and we will promptly deliver the Information Statement to you upon your request. Stockholders who received multiple copies of this Information Statement at a shared address and who wish to receive a single copy may direct their request to the same address.

This Information Statement is provided to the stockholders of the Company only for information purposes in connection with the Corporate Actions, in accordance with Rule 14c-2 of the Exchange Act. Please carefully read this Information Statement.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Information Statement contains forward looking statements that involve risks and uncertainties. All statements other than statements of historical fact contained in this Information Statement, including statements regarding future events, our future financial performance, business strategy, and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, which may cause our or our industry’s actual results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements included in this document are based on information available to us on the date hereof, and we assume no obligation to update any such forward-looking statements.

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this Information Statement. Before you invest in our securities, you should be aware that the occurrence of the events described in this Information Statement could negatively affect our business, operating results, financial condition, and stock price. Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this Information Statement to conform our statements to actual results or changed expectations.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and reporting requirements of the Exchange Act and in accordance with the Exchange Act, we file periodic reports, documents, and other information with the SEC relating to our business, financial statements, and other matters. Our SEC filings are available to the public on the SEC’s website at http://www.sec.gov.

As we obtained the requisite stockholder vote for the Corporate Action described in this Information Statement upon delivery of written consents from the holders of a majority of the voting power of the issued and outstanding capital stock of the Company, WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. This Information Statement is for informational purposes only. Please read this Information Statement carefully.

Dated: February 13, 2026

By Order of the Board of Directors

/s/ Huan Liu
Huan Liu, Chairman of the Board of Directors

APPENDIX A

FORM OF CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF INCORPORATION

CERTIFICATE OF AMENDMENT TO

THE CERTIFICATE OF INCORPORATION OF

CHEETAH NET SUPPLY CHAIN SERVICE INC.

Cheetah Net Supply Chain Service Inc., a corporation (the “Corporation”) organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”), does hereby certify as follows:

1. The name of the Corporation is Cheetah Net Supply Chain Service Inc., and the Corporation was originally incorporated pursuant to the General Corporation Law on February 2, 2026.

2. The Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”) is hereby amended as follows:

Article IV of the Certificate of Incorporation is hereby deleted in its entirety and replaced with the following:

FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 2,200,500,000 shares, consisting of:

1.	Preferred Stock: The Corporation is authorized to issue 500,000 shares of Preferred Stock, with a par value of $0.0001 per share (“Preferred Stock”). The Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation (the “Board of Directors”) is hereby expressly authorized, by resolution or resolutions thereof, to provide, out of the unissued shares of Preferred Stock, for series of Preferred Stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, powers (including voting powers) of the shares of such series, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. The Common Stock (as defined below) shall be subject to the express terms of the Preferred Stock and any series thereof.

2.	Common Stock: The Corporation is authorized to issue 2,200,000,000 shares of Common Stock, with a par value of $0.0001 per share (“Common Stock”). The Common Stock shall be divided into two classes:

Class A Common Stock: The total number of shares of Class A Common Stock authorized to be issued is 2,000,000,000.

Class B Common Stock: The total number of shares of Class B Common Stock authorized to be issued is 200,000,000.

The rights, preferences, and limitations of the Class A Common Stock and Class B Common Stock are as follows:

Voting Rights: Class A Common Stock shall have a voting right of one (1) vote per share. Class B Common Stock shall have a voting right of fifteen (15) votes per share.

Conversion: The shares of Class B Common Stock are convertible into shares of Class A Common Stock at any time after issuance at the option of the holder on a one-to-one basis. The shares of Class A Common Stock are not convertible into shares of any other class.

At [ ], Eastern Time, on [ ], 202[ ] (the “Effective Date”), each share of Class A Common Stock issued and outstanding immediately prior to the Effective Date will, automatically and without any action on the part of the Corporation or any holder thereof, be combined and converted into that fraction of a share of Class A Common Stock of the Corporation as has been determined by the Board of Directors in its sole discretion at a ratio of one-for-[ ] shares of Class A Common Stock, and each share of Class B Common Stock issued and outstanding immediately prior to the Effective Date will, automatically and without any action on the part of the Corporation or any holder thereof, be combined and converted into that fraction of a share of Class B Common Stock of the Corporation as has been determined by the Board of Directors in its sole discretion at a ratio of one-for-[ ] shares of Class B Common Stock (collectively, the “Reverse Stock Split”). No fractional shares shall be issued in connection with the Reverse Stock Split. To the extent that any stockholder shall be deemed after the Effective Date as a result of the Reverse Stock Split to own a fractional share of Class A Common Stock or Class B Common Stock, such fractional share resulting from the Reverse Stock Split shall be rounded up to the nearest whole share. All numbers of shares and all amounts stated on a per share basis contained in this Amended Certificate of Incorporation are stated after giving effect to the Reverse Stock Split, and no further adjustment shall be made as a consequence of the Reverse Stock Split.

3. This Certificate of Amendment to the Certificate of Incorporation as set forth above has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware by the stockholders and directors of the Corporation.

4. All other provisions of the Certificate of Incorporation remain in full force and effect.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed as of ___[ ________], 2026.

CHEETAH NET SUPPLY CHAIN SERVICE INC.

By:
Name:
Title: